Jacobs Levy Equity Management, Inc.

                         Code of Ethics and Statement of
                         Policy and Procedures Regarding
                        Personal Securities Transactions

1.   Purposes

     (a) As a registered investment adviser and a fiduciary, Jacobs Levy Equity Management, Inc. ("Jacobs Levy") owes an undivided duty of loyalty to the investment companies and other clients for which Jacobs Levy serves as investment manager, adviser or sub-adviser. Jacobs Levy must avoid even the appearance of a conflict that may compromise the trust clients have placed in Jacobs Levy and must insist on strict adherence to fiduciary standards and compliance with all applicable federal and state securities laws. Adherence to this Code of Ethics and Statement of Policy and Procedures Regarding Personal Securities Transactions (the "Code and Statement") is a fundamental condition of service with Jacobs Levy.

     (b) The Code and Statement is intended to comply with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Company Act"), and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). These Rules require Jacobs Levy to adopt a code of ethics containing provisions reasonably necessary to prevent specified individuals from engaging in certain conduct. Among other things, the Rules impose certain reporting and pre-clearance requirements regarding personal securities transactions by access persons. Jacobs Levy understands that each such investment company has adopted a code of ethics with respect to access persons of the investment companies themselves. As set forth in Section 6 below, this Code and Statement is also intended to comply with the provisions of Rule 204-2 under the Advisers Act, which requires Jacobs Levy to maintain records of securities transactions in which certain of its personnel have any Beneficial Ownership.

     (c) This Code and Statement is intended to ensure that the personal securities transactions of persons subject thereto are conducted in accordance with the following principles:

          (i)  A duty at all times to place first the interests of Clients;

          (ii) The requirement that all personal securities transactions be conducted consistent with this Code and Statement and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's responsibility and position of trust; and

          (iii)The fundamental standard that Jacobs Levy personnel not take inappropriate advantage of their positions.

     (d) In addition to the specific prohibitions on certain personal securities transactions as set forth below, all Employees are prohibited, in connection with the purchase or sale, directly or indirectly, by such persons of a security held or to be acquired by a Client, from:

          (i)  Employing any device, scheme or artifice to defraud any Client;

          (ii) Making to any Client any untrue statement of a material fact or omitting to state to such Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (iii)Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Client;

          (iv) Engaging in any manipulative practice with respect to any Client; or

          (v) Revealing to any other person (except in the normal course of his or her duties on behalf of a Client) any information regarding securities transactions by any Client or the consideration by any Client or Jacobs Levy of any such securities transactions.

2.   Definitions

     The following definitions apply for purposes of the Code and Statement in addition to the definitions contained elsewhere herein.

     (a) "Access Person" means: (i) any officer, director, general partner of Jacobs Levy; (ii) any Employee of Jacobs Levy (or of any company in a control relationship to Jacobs Levy) who has access to nonpublic information regarding any Client's purchases or sale of securities or who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Client; (iii) any Employee of Jacobs Levy (or of any company in a control relationship to Jacobs Levy) who has access to nonpublic information regarding the portfolio holdings of any Reportable Fund (as defined in section 2(l)), or (iv) any Employee of Jacobs Levy (or of any company in a control relationship to Jacobs
          Levy) whose functions relate to the making of any securities recommendations to Clients or who has access to such recommendations that are nonpublic.

     (b) "Beneficial Ownership" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended, and includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in a security. For purposes of this Code of Ethics, however, the partners of the Partnerships (as defined in section 2(i)) will not be deemed to be beneficial owners of any securities held in the investment portfolios of the Partnerships.

     (c) "Client" means any person or entity for which Jacobs Levy serves as investment manager, adviser or sub-adviser, including Reportable Funds.

     (d) "Chief Compliance Officer" refers to Jacobs Levy's Chief Compliance Officer.

     (e) "Control" has the same meaning as that set forth in Section 2(a)(9) of the Company Act.

     (f) "Covered Security" has the meaning set forth in Section 2(a)(36) of the Company Act and any derivative thereof, commodities, options or forward contracts, except that it shall not include: (i) shares of open-end investment companies registered under the Company Act that are not exchange-traded funds and Reportable Funds (as defined in section 2(l)); (ii) direct obligations of the Government of the United States; (iii) bankers' acceptances; (iv) bank certificates of deposit;
          (v) commercial paper; (vi) high quality short-term debt instruments, including repurchase agreements; and (vii) shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies, none of which are Reportable Funds.

     (g) "Employee" refers to a person who is a partner, officer or employee of Jacobs Levy and includes any other person who provides advice on behalf of Jacobs Levy and is subject to Jacobs Levy's supervision and control.

     (h) "Jacobs Levy Trading Program" refers to the list of securities which Jacobs Levy is currently trading or considering trading for its Clients.

     (i) The "Partnerships" refers to any partnerships managed by Jacobs Levy, which are traded and allocated pari passu with other separate accounts.

     (j) "Personal Account", except as set forth below in Section 2(j)(iv), refers to a brokerage account in which an individual subject to the Code and Statement has any Beneficial Ownership and a brokerage account maintained by or for:

          (i) such an individual's spouse (other than a legally separated or divorced spouse),

          (ii) any person who resides with an Employee, and

          (iii)any other account (except a Client Account) with respect to which the individual has investment discretion.

          (iv) For purposes of this Code of Ethics "Personal Account" shall not include the Partnerships provided, however, that under no circumstances will any of the Partnerships receive more favorable treatment than any Client in any respect.

     (k) "Purchase or placeCitySale of a Security" includes, among other things, the writing or purchase of an option to purchase or sell a security.

     (l) "Reportable Funds" means any investment company registered under the Company Act for which Jacobs Levy serves as investment adviser or sub-adviser or whose investment adviser, sub-adviser or principal underwriter controls Jacobs Levy, is controlled by Jacobs Levy, or is under common control with Jacobs Levy.

3.   Prohibited Purchases and Sales

     It is the responsibility of each Employee to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code and Statement or otherwise prohibited by any applicable laws. Personal securities transactions for Employees may be effected only in accordance with the following provisions. No Employee shall:

     (a) purchase or sell, directly or indirectly, any Covered Security in which the Employee has (or after such transaction would have) any Beneficial Ownership unless such Employee obtains the prior written approval of the Chief Compliance Officer to the transaction. The Chief Compliance Officer (having no personal interest in the subject transaction) may approve the transaction if the Chief Compliance Officer concludes that the transaction is not likely to have any adverse economic impact on a Client or on its ability to purchase or sell Covered Securities of the same class or other Covered Securities of the issuer involved. A request for pre-clearance must be made in writing in advance of the contemplated transaction and must state:

          (i)  the name of the Covered Security involved,

          (ii) the number of shares or principal amount to be purchased or sold,

          (iii)the date or dates on which such Covered Securities are to be acquired or sold, and

          (iv) a  brief   description  of  the  reason(s)  the   transaction  is
               considered to be appropriate.

               Any approval given under this paragraph will remain in effect for 24 hours.

     (b) execute or cause the execution of a transaction in a Covered Security in which the Employee has (or by reason of such transaction would have) any Beneficial Ownership, on a day during which such security is included in the Jacobs Levy Trading Program;

     (c) acquire any Beneficial Ownership in any Covered Securities in initial public offerings or in any private placement of securities unless the Chief Compliance Officer has given express prior written approval (The Chief Compliance Officer, in determining whether approval should be given, will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to the individual by virtue of his or her position with Jacobs Levy. Employees so authorized to acquire Covered Securities in an initial public offering or a private placement must disclose that investment when they play a part in any Client's subsequent consideration of an investment in the issuer, and in such a case, the decision of Jacobs Levy to purchase securities of that issuer for a Client will be subject to an independent review by a senior officer of Jacobs Levy with no personal interest in such issuer);

     (d) serve on any board of directors or trustees or in any other management capacity of any private or public company without prior written authorization from the Chief Compliance Officer based upon a determination that such service would not be inconsistent with the interests of any Client; or

     (e) receive any gift or other thing of more than de minimis value from any person or entity that does business or may do business with Jacobs Levy on behalf of a Client, provided, however, that receipt of the following shall not be prohibited:

          (i) an occasional breakfast, luncheon, dinner or reception, ticket to a sporting event or theater, or comparable entertainment, that is not so frequent, so costly, nor so extensive as to raise any question of impropriety;

          (ii) a breakfast, luncheon, dinner, reception or cocktail party in conjunction with a bona fide business meeting; and

          (iii) a gift approved in writing by the Chief Compliance Officer.

4.   Exempted Transactions

     The requirements of Section 3 of this Code and Statement do not apply to:

     (a) Purchases or sales of securities with respect to which an Employee has (or by reason of such transaction would have) no Beneficial Ownership.

     (b) Purchases or sales that are non-volitional on the part of either an Employee or a Client or are pursuant to a dividend reinvestment plan.

     (c) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of the issuer's securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

5.   Reporting Requirements

     (a) Reporting. Each Employee must report to the Chief Compliance Officer the information described in this Section with respect to transactions in any Covered Security in which the Employee has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership.

     (b) Exclusions from Reporting. Purchases or sales in Covered Securities in an account in which the Employee has no direct or indirect influence or control are not subject to the reporting requirements of this Section.

     (c) Initial Holding Reports. No later than ten (10) days after an Access Person becomes subject to this Code and Statement he or she must report the following information (which information must be current as of a date no more than thirty (30) days before the report is submitted):

          (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which the Access Person has any direct or indirect Beneficial Ownership;

          (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the Access Person's direct or indirect benefit; and

          (iii) the date that the report is submitted.

     (d) Quarterly Transaction Reports. No later than ten (10) days after the end of a calendar quarter, each Employee must report the following information:

          (i) with respect to any transaction during the quarter in a Covered Security (whether or not publicly traded) in which the Employee has, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership:

               (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

               (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (3) the price of the Covered Security at which the transaction was effected;

               (4) the name of the broker, dealer or bank with or through which the transaction was effected; and

               (5)  the date that the report is submitted.

          (ii) with respect to any account established by the Employee in which any Covered Securities (whether or not publicly traded) were held during the quarter for the Employee's direct or indirect benefit:

               (1) the name of the broker, dealer or bank with whom he or she established the account;

               (2)  the date the account was established; and

               (3)  the date that the report is submitted.

     (e) Annual Holdings Reports. Annually, by February 1 of each year, all Access Persons must report the following information (which information must be current as of a date no more than forty-five (45) days before the report is submitted):

          (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which the Access Person had any direct or indirect beneficial ownership;

          (ii) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for his or her direct or indirect benefit; and

          (iii) the date that the report is submitted.

     (f) Certification of Compliance. All Employees are required to certify they have received a copy of the Code and Statement and any amendments thereto. All Employees are also required to certify annually that they: (i) have read and understood the Code and Statement, (ii) recognize that they are subject to the Code and Statement, (iii) have complied with all the requirements of the Code and Statement and (iv) have disclosed or reported all personal securities transactions pursuant to the requirements of the Code and Statement.

     (g) Alternative Reporting. The submission to the Chief Compliance Officer of duplicate broker trade confirmations and statements on all securities transactions shall satisfy the quarterly reporting requirements of Section 5(d) so long as (i) the confirmation or statement includes the information set forth in Section 5(d) and (ii) the Chief Compliance Officer receives the confirmation or statement no later than ten (10) days after the end of the applicable calendar quarter.

     (h) Report Qualification. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect Beneficial Ownership in the Covered Securities to which the report relates.

6.   Chief Compliance Officer

     (a) Duties of Chief Compliance Officer. The Chief Compliance Officer shall:

          (i) review all securities transactions and holdings and transactions reports and maintain the names of persons responsible for reviewing these reports;

          (ii) identify all persons subject to this Code and Statement who are required to make these reports and promptly inform each person of the requirements of this Code and Statement;

          (iii)compare, on a quarterly basis, all Covered Securities transactions with each Reportable Fund's completed portfolio transactions to determine whether a Code and Statement violation may have occurred;

          (iv) maintain a signed acknowledgement by each person who is then subject to this Code and Statement; and

          (v) inform Employees of their requirements to obtain prior written approval from the Chief Compliance Officer as provided in this Code and Statement.

     (b) Required Records. The Chief Compliance Officer shall maintain and cause to be maintained:

          (i) a copy of any code of ethics adopted by Jacobs Levy which has been in effect during the previous five (5) years in an easily accessible place;

          (ii) a record of any violation of any code of ethics and of any actions taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs;

          (iii)a copy of each report made by anyone subject to this Code and Statement as required by Sections 5(c), (d) and (e) for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;

          (iv) a list of all persons who are, or within the past five (5) years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by Jacobs Levy in an easily accessible place;

          (v) a copy of each written report and certification required pursuant to Sections 5(f) and 6(c) of this Code and Statement for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and

          (vi) a record of any requests for pre-clearance, and the decisions and the reasons supporting the decisions, approving the acquisition by an Employee of privately placed securities and initial public offerings for at least five (5) years after the end of the fiscal year in which the approval is granted.

     (c) Submissions to a Reportable Fund's Board. The Chief Compliance Officer shall annually prepare a written report to each Reportable Fund that:

          (i)  describes  any  issues  under  this  Code  and  Statement  or its procedures since the last report to the Reportable Fund, including, but not limited to, information about material violations of the Code and Statement or procedures and sanctions imposed in response to the material violations; and

          (ii) certifies that Jacobs Levy has adopted procedures reasonably necessary to prevent its Employees from violating this Code and Statement.

7.   Reporting Violations of the Code and Statement and Sanctions

     (a) Individuals subject to this Code and Statement who fail to comply with this Code and Statement may also be violating the federal securities laws or other federal and state laws. Any person who is suspected of violating this Code and Statement should be reported immediately to the Chief Compliance Officer.

     (b) Upon learning of a violation of this Code and Statement, Jacobs Levy, with the advice of the Chief Compliance Officer, may impose such sanctions as it deems appropriate, including, among other things, fines, censure, suspension or termination of service.